                                            DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                                                   MONTHLY SERVICING REPORT
                                          SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                                   TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1998
DISTRIBUTION DATE: 5/20/98


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of  Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                        ----------------------
(i)    Principal Distribution
           Class A Amount                                                      $  23,049,820.72         $      35.082405
           Class B Amount                                                      $   1,086,117.24         $      35.082405

(ii)   Interest Distribution
           Class A Amount                                                      $   2,605,283.08         $       3.965306
           Class B Amount                                                      $     122,762.03         $       3.965306

(iii)  Monthly Servicing Fee                                                   $     450,916.55         $       0.655423
           Monthly Supplemental Servicing Fee                                  $           0.00         $       0.000000
           Class A Percentage of the Servicing Fee                             $     430,625.30         $       0.655423
           Class A Percentage of the Supplemental Servicing Fee                $           0.00         $       0.000000
           Class B Percentage of the Servicing Fee                             $      20,291.25         $       0.655423
           Class B Percentage of the Supplemental Servicing Fee                $           0.00

(iv)   Class A Principal Balance (end of Collection Period)                    $ 493,700,542.29
       Class A Pool Factor (end of Collection Period)                                 75.142460%
       Class B Principal Balance (end of Collection Period)                    $  23,263,377.07
       Class B Pool Factor (end of Collection Period)                                 75.142460%

(v)    Pool Balance (end of Collection Period)                                 $ 516,963,919.36

(vi)   Class A Interest Carryover                                              $           0.00
       Class A Principal Carryover Shortfall                                   $           0.00
       Class B Interest Carryover Shortfall                                    $           0.00
       Class B Principal Carryover Shortfall                                   $           0.00

(vii)  Amount Otherwise Distributable to the Seller that is Distributed
       to Either the Class A or Class B Certificateholders                     $           0.00         $       0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                      $   6,879,784.34
           Class B Amount                                                      $           0.00

(ix)   Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                  $           0.00